CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 611 and Amendment No. 614 to the Registration Statement on Form N-1A of EA Series Trust with respect to Humilis US SMID Focused ETF, Humilis US Large Cap Fundamental Value ETF, Humilis US Focused Opportunities ETF and Humilis US Dividend Growth Opportunities ETF, each a series of shares of EA Series Trust, under the heading “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 12, 2026